Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and the inclusion in the Amendment to Form S-1 registration statement of BE Resources Inc. for the registration of shares of its common stock to be filed with the United States Securities and Exchange Commission of our report dated June 30, 2009, with respect to the restated balance sheets of BE Resources Inc. (a continuation of the operations of Great Western Exploration, LLC) as of December 31, 2008 and 2007 and the related restated statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2008, 2007 and 2006, and the cumulative period from inception (February 3, 2004) to December 31, 2008.

MCGOVERN, HURLEY, CUNNINGHAM, LLP

/s/ McGovern, Hurley, Cunningham, LLP

Chartered Accountants Licensed Public Accountants

Toronto, Ontario, Canada

Sept 18, 2009

2005 Sheppard Avenue East, Suite 300, Toronto, Ontario, Canada, M2J 5B4

Telephone: (416) 496-1234 — Fax: (416) 496-0125 — E-Mail: info@mhc-ca.com — Website: www.mhc-ca.com